UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Partners Trust Financial Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	75-2993918
(State of Incorporation or Organization)	(IRS Employer Identification No.)

233 Genesee Street, Utica, New York	13501
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction Act A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction Act A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-113119 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange on Which Each Class Is To Be Registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.0001 per share

(Title of Class)

Item 1.	Description of the Registrant’s Securities to be Registered.

The description of the common stock of the Registrant registered hereby is incorporated by reference to the description of the Registrant’s capital stock set forth under the headings “Our Dividend Policy,” “Market for the Common Stock,” “Restrictions on Acquisition of New Partners Trust Financial Group,” and “Description of Capital Stock of New Partners Trust Financial Group Following the Offering” in the Registrant’s Registration Statement on Form S-1 (Registration Number 333-113119), as filed February 27, 2004 and as amended on May 7, 2004 (the “Registration Statement”). For a description of the provisions of the Registrant’s Certificate of Incorporation and Bylaws, reference is made to “Description of Capital Stock of New Partners Trust Financial Group Following the Offering” and “Restrictions on Acquisition of New Partners Trust Financial Group” in the Registration Statement.

Item 2.	Exhibits.

1.	Registration Statement on Form S-1 (Registration Number 333-113119), as filed February 27, 2004 and as amended on May 7, 2004 (the “Registration Statement”), is hereby incorporated by reference.

2.	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement).

4.	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement).

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Partners Trust Financial Group, Inc.

Date: July 14, 2004	By:	/s/ STEVEN A. COVERT
Steven A. Covert Executive Vice President and Chief Financial Officer